Exhibit 10-11
[Execution Copy]

MASTER FACILITY LEASE

Dated as of January 1, 2001

between

OHIO EDISON COMPANY
PENNSYLVANIA POWER COMPANY
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
THE TOLEDO EDISON COMPANY

Lessors

and

FIRSTENERGY GENERATION CORP.,

Lessee

Section 14.	Remedies	11
	(a) Remedies	11
	(b) No Release	12
	(c) Remedies Cumulative	12
	(d) Exercise of Other Rights or Remedies	12

Section 15.	Notices	12

Section 16.	Successors and Assigns	13

Section 17.	Right to Perform for Lessee	14

Section 18.	Amendments and Miscellaneous	14
	(a) Amendments in Writing	14
	(b) Survival	14
	(c) Severability of Provisions	14
	(d) True Lease	14
	(e) Governing Law	14
	(f) Headings	14
	(g) Counterpart Execution	14
		14
Section 19	Special Termination	14

MASTER FACILITY LEASE

This MASTER FACILITY LEASE, dated as of January 1, 2001 between OHIO EDISON COMPANY, an Ohio corporation (the åOE Lessoræ), PENNSYLVANIA POWER COMPANY, a Pennsylvania corporation (the åPP Lessoræ), THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, an Ohio corporation (the åCEI Lessoræ), THE TOLEDO EDISON COMPANY, an Ohio corporation (the åTE Lessoræ) (collectively the åLessorsæ) and FIRSTENERGY GENERATION CORP., an Ohio corporation (the åLesseeæ).

W I T N E S S E T H:

WHEREAS, the Lessors own the Transferred Property in their individual capacity or as tenants in common;

WHEREAS, the Lessee desires to lease from the Lessors the Transferred Property on the terms and conditions set forth herein; and

WHEREAS, the Lessors are willing to lease the Transferred Property to the Lessee on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.   Definitions.

For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A hereto. References in this Master Facility Lease to sections, paragraphs and clauses are to sections, paragraphs and clauses in this Master Facility Lease unless otherwise indicated.

Section 2.	Lease of the Transferred Property; Term.

(a) Lease of the Transferred Property. Upon the terms and subject to the conditions of this Master Facility Lease, the Lessors hereby lease to the Lessee, and the Lessee hereby leases from the Lessors, the Transferred Property.

(b) Term. The term of this Master Facility Lease shall begin on the date hereof and shall end on the last day of the Lease Term.

(c) Description. The Transferred Property is scheduled on Exhibit A for OE Lessor property, Exhibit B for PP Lessor property, Exhibit C for CEI Lessor property and Exhibit D for TE Lessor property.

Section 3.   Rent.

(a) Rent. The Lessee shall pay to the Lessors, as rent (herein referred to as åRentæ) for the Transferred Property, on June 30, 2001, and on each December 31 and June 30 thereafter to and including the last day of the Lease Term, payments as indicated on Exhibit A for OE Lessor property, Exhibit B for PP Lessor property, Exhibit C for CEI Lessor property and Exhibit D for TE Lessor property.

The Lessors shall have all rights, powers, and remedies provided for in this Master Facility Lease, at law, in equity or otherwise, in the case of non-payment of Rent.

(b) Manner of Payment. Each payment of Rent under this Master Facility Lease shall be made on the date each such payment shall be due and payable hereunder and shall be paid either to the Lessors at their addresses determined in accordance with Section 17, or at such other addresses as the Lessors may direct by notice in writing to the Lessee. If the date on which any payment of Rent is due hereunder shall not be a Business Day, the payment otherwise due thereon shall be due and payable on the next Business Day, with the same force and effect as if paid on the nominal date provided in this Master Facility Lease.

Section 4.   Net Lease.

This Master Facility Lease (as originally executed and as modified, supplemented and amended from time to time) is a net lease and the Lessee hereby acknowledges and agrees that the Lessee’s obligation to pay all Rent hereunder, and the right of the Lessors in and to such Rent, shall be absolute, unconditional and irrevocable and shall not be affected by any circumstances of any character, including, without limitation, (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right or claim which the Lessee may have against any of the Lessors, any vendor or manufacturer of any equipment or assets included in the Transferred Property, any Capital Improvement, or any other Person for any reason whatsoever, (ii) any defect in or failure of the title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of the Transferred Property or any Capital Improvement, (iii) any damage to, or removal, abandonment, shutdown, salvage, scrapping, requisition, taking, condemnation, loss, theft or destruction of all or any part of the Transferred Property, any Capital Improvement, or any interference, interruption or cessation in the use or possession thereof or of the Transferred Property by the Lessee or by any other for any reason whatsoever or of whatever duration, (iv) any restriction, prevention or curtailment of or interference with any use of all or any part of the Transferred Property, or any Capital Improvement, (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Lessee, the Lessors, or any other Person, (vi) the invalidity, illegality or unenforceability of this Master Facility Lease or any other instrument referred to herein or any other infirmity herein or therein or any lack of right, power or authority of the Lessors, the Lessee or any other Person to enter into this Master Facility Lease or any other instrument referred to herein or to perform the obligations thereunder or the transactions contemplated thereby or any doctrine of force majeure, impossibility, frustration, failure of consideration, or any similar legal or equitable doctrine that the Lessee’s obligation to pay Rent is excused because the Lessee has not received or will not receive the benefit for which the Lessee bargained, it being the intent of the Lessee to assume all risks from all causes whatsoever that the Lessee does not receive such benefit, (vii) the breach or failure of any warranty or representation made in this Master Facility Lease or any instrument referred to herein by the Lessor or any other Person, (viii) any amendment or other change of, or any assignment of rights under this Master Facility Lease or any instrument referred to herein, or any waiver, action or inaction under or in respect of this Master Facility Lease or any instrument referred to herein or any exercise or nonexercise of any right or remedy under this Master Facility Lease or any instrument referred to herein, including, without limitation, the exercise of any foreclosure or other remedy under this Master Facility Lease, any Capital Improvement, the Transferred Property, or any part thereof or any interest therein, or (ix) any other circumstance or happening whatsoever whether or not similar to any of the foregoing. The Lessee acknowledges that by conveying the leasehold estate created by this Master Facility Lease to the Lessee and by putting the Lessee in possession of the Transferred Property the Lessors have performed all of the Lessors’ obligations under and in respect of this Master Facility Lease, except the covenant contained in Section 6(a). The Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights, which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Master Facility Lease or to effect or claim any diminution or reduction of Rent payable by the Lessee hereunder, except in accordance with the express terms hereof. Each payment of Rent made by the Lessee hereunder shall be final and the Lessee shall not seek or have any right to recover all or any part of such payment from the Lessors or any other Person for any reason whatsoever. All covenants, agreements and undertakings of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated. Without limiting the generality of this Section 4, the Lessee will reimburse the Lessors for any insurance and property taxes that may be paid by the Lessors with respect to the Transferred

Property and for any expenses, including attorney fees, incurred by the Lessors in challenging the imposition of any such property taxes. Nothing in this Section 4 or elsewhere shall be construed as a guaranty by the Lessee of any residual value in the Transferred Property.

Section 5.   Return of the Transferred Property.

(a) Return of the Transferred Property. Unless the Lessee has theretofore acquired the Transferred Property as provided in Section 12, on the Lease Termination Date, the Lessee will surrender possession of the Transferred Property to the Lessors. At the time of such return the Lessee shall pay or have paid all amounts due and payable, or to become due and payable, which are allocable or chargeable (whether or not payable during or after the Lease Term) to the Transferred Property in respect of any period or periods ending on or prior to the Lease Termination Date (including, but without limitation, all amounts payable with respect to any and all Capital Improvements paid by the Lessors relating to the Transferred Property prior to the end of the Lease Term), and the Transferred Property shall be free and clear of all Liens (other than Permitted Liens) and in the condition and state of repair required by Section 8.

(b) Disposition Services. The Lessee agrees that if it does not exercise its Option to purchase as provided in Section 12, then the Lessee will fully cooperate with the Lessors in connection with the Lessors’ efforts to lease or dispose of the Transferred Property including using the Lessee’s reasonable efforts to lease or dispose of the Transferred Property. The Lessors agree to reimburse the Lessee for reasonable out-of-pocket costs and expenses of the Lessee incurred at the request of the Lessors in connection with such cooperation and such efforts, but only to the extent of proceeds actually received by the Lessors.

Section 6.    Warranty of the Lessors.

(a) Quiet Enjoyment. Subject to Section 19, the Lessors warrant that unless an Event of Default has occurred and is continuing the Lessee’s use and possession of the Undivided Interests in the Transferred Property in accordance with the terms hereof shall not be interrupted by the Lessors or any Person claiming by, through or under the Lessors and their respective successors and assigns (other than as provided for with respect to the Permitted Liens)

(b) Disclaimer of Other Warranties. The warranty set forth in Section 6 (a) is in lieu of all other warranties of the Lessors, whether written, oral or implied, with respect to this Master Facility Lease, any Capital Improvement, or the Transferred Property. As between the Lessors and the Lessee, execution by the Lessee of this Master Facility Lease shall be conclusive proof of the compliance of the Transferred Property (including any Capital Improvement) with all requirements of this Master Facility Lease, and the Lessee acknowledges and agrees that (i) THE LESSORS ARE NOT MANUFACTURERS OR DEALERS IN PROPERTY OF SUCH KIND, (ii) THE LESSORS LEASE AND THE LESSEE TAKES THE TRANSFERRED PROPERTY, AND SHALL TAKE ANY APPLICABLE CAPITAL IMPROVEMENT AND ANY PART THEREOF, AND (iii) THE LESSORS SHALL NOT BE DEEMED TO HAVE MADE, AND THE LESSORS DISCLAIM, ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE TRANSFERRED PROPERTY, ANY CAPITAL IMPROVEMENT, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE TRANSFERRED PROPERTY, ANY CAPITAL IMPROVEMENT, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL THE LESSORS BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), it being agreed that all such risks, as between the Lessors and the Lessee, are to be borne by the Lessee. The provisions of this Section 6(b) have been negotiated, and, except to the extent otherwise expressly provided in Section 6(a), the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessors, express or implied, with respect to the Transferred Property (including any Capital Improvement), that may arise pursuant to any law now or hereafter in effect, or otherwise.

(c) Enforcement of Certain Warranties. The Lessors authorize the Lessee (directly or through agents), at the Lessee’s expense, to assert for the Lessors’ accounts, during the Lease Term, all of the Lessors’ rights (if any) under any applicable warranty and any other claims (under this Master Facility Lease) that the Lessee or the Lessors may have against any vendor or manufacturer with respect to the Transferred Property (including any Capital Improvement), and the Lessors agree to cooperate, at the Lessee’s expense, with the Lessee and any Agent in asserting such rights.

Section 7.   Liens.

The Lessee will not directly or indirectly create, incur, assume or permit to exist any Lien except Permitted Liens on or with respect to the Transferred Property, the Lessors’ respective title thereto or any interest of the Lessors or Lessee therein (and the Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien, except Permitted Liens).

Section 8.   Operation and Maintenance; Inspection; Capital Improvements.

(a) Operation and Maintenance. The Lessee shall have unrestricted access to the Transferred Property and will (A) maintain the Transferred Property in such condition that the Transferred Property will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions and substantially at the ratings for which it was designed, (B) operate, service, maintain and repair the Transferred Property and replace all necessary or useful parts and components thereof so that the condition and operating efficiency will be maintained and preserved, ordinary wear and tear excepted, in all material respects in accordance with (1) Good Utility Practice for items of similar size and nature, (2) such operating standards as shall be required to take advantage of and enforce all available warranties and (3) the terms and conditions of all insurance policies maintained in effect at any time with respect thereto, and (C) use, possess, operate and maintain the Transferred Property in compliance with all Mortgage Requirements and with all material applicable Governmental Actions (including any applicable License) affecting the Transferred Property or the use, possession, operation and maintenance thereof. The Lessee will comply with all its obligations under Applicable Law affecting the Transferred Property, and the use, operation and maintenance thereof. As between the Lessors and the Lessee, the Lessors shall not be obliged in any way to maintain, alter, repair, rebuild or replace the Transferred Property or any part thereof, or to pay the cost of alteration, rebuilding, replacement, repair or maintenance of the Transferred Property or any part thereof, and the Lessee expressly waives the right to perform any such action at the expense of the Lessors pursuant to any law at any time in effect.

(b) Inspection. The Lessors (or authorized representatives with appropriate security clearance, if necessary) shall have the right to inspect the Transferred Property (subject, in each event, to Applicable Law, applicable confidentiality undertakings which have been established and established procedures) at their expense. The Lessors shall not have any duty whatsoever to make any inspection, or inquiry referred to in this Section 8 (b) and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

(c) Capital Improvements. The Lessee shall, at its sole expense, promptly participate in the making of any required Capital Improvement to the Transferred Property. The interests of the Lessors in Transferred Property at any time removed shall continue, no matter where located, until such time as a Capital Improvement constituting a replacement of such property shall have been installed or such removed property has been disposed of. Simultaneously with such disposition, title to the removed property shall vest in the Person receiving such property, and upon the release of the Permitted Liens if necessary, free and clear of any and all claims or rights of the Lessors. Upon the incorporation of a Capital Improvement which constitutes a replacement of Transferred Property without further act, (i) title to such Capital Improvement shall vest in the Lessors in the same proportion as their title to the property replaced and (ii) such Capital Improvement shall become subject to this Master Facility Lease and be deemed to be part of the Transferred Property for all purposes hereof. The Lessee warrants and agrees that the Lessors’ interest in all Capital Improvements shall be free and clear of all Liens, except Permitted Liens.

(d) Reports. To the extent permissible, the Lessee shall prepare and file in a timely fashion, or where the Lessors shall be required to file, the Lessee shall prepare or cause to be prepared and deliver to the Lessors within a reasonable time prior to the date for filing, any reports with respect to the Transferred Property or the condition or operation thereof that shall be required to be filed with any Governmental Authority or because of a Mortgage Requirement.

(e) Title to Capital Improvements. Except as set forth in Section 8(c), title to each Capital Improvement shall vest in Lessors in proportion to their ownership of the Transferred Property to which the Capital Improvement relates and such Capital Improvements shall be deemed to be part of the Transferred Property.

Section 9.   Damage or Loss.

(a) Damage or Loss. In the event that the Transferred Property or any substantial part thereof shall suffer destruction, damage, loss, condemnation, confiscation, theft or seizure for any reason whatsoever, such fact shall promptly, and in any case within five Business Days after such event, be reported by the Lessee to the Lessors.

(b) Repair. The Lessee shall promptly make any and all payments required of the Lessee relating to damage or destruction or the like to the Transferred Property or any portion thereof.

(c) Application of Payments. Payments received (considering as part of such amount received any amount which was set off or deducted therefrom as a result of a claim by any Person against the Lessee) at any time by the Lessors or the Lessee (other than insurance placed by the Lessors pursuant to Section 10(b)) from any insurer or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft seizure of or requisition of title to the Undivided Interests in the Transferred Property or any part thereof, shall be applied first as required by any Mortgage Requirements, second, to reimburse the Lessee for all amounts expended by it pursuant to Section 9(b) and third, the balance, if any, of such payments shall, in the case of payments from insurance carried by or on behalf of the Lessee, be paid to the Lessee or, in the case of other payments, be divided between the Lessors and the Lessee as their interests may appear.

(d) Other Dispositions. Notwithstanding the foregoing provisions of this Section 9, if a Default or an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to Section 10 or this Section 9 shall be paid to the Lessors as security for the obligations of the Lessee under this Master Facility Lease and, at such time thereafter as no Default or Event of Default shall be continuing, such amount shall be paid promptly to the Lessee unless this Facility Lease shall have theretofore been declared to be in default, in which event such amount shall be disposed of in accordance with the provision hereof.

Section 10.  Insurance.

(a) Required Insurance. The Lessee will cause the carrying and maintenance of at least the following insurance coverage, or proof of self-insurance, with respect to the in the Transferred Property with insurers of recognized responsibility, in such form as shall be satisfactory to the Lessors. At Lessors’ option, Lessors may obtain or maintain insurance coverage as set forth herein, and Lessee shall reimburse Lessors for all insurance premiums paid by Lessors.

(1) Types of Insurance.

(i) The Lessee shall maintain ‘all risk’ property insurance covering physical loss with respect to the Transferred Property in such amounts and with such other terms as are required by or are in accordance with Good Utility Practice, but in no event shall such amounts be less than the estimated maximum probable loss in respect of such property. Any insurance carried in accordance with this Section 10(a)(1)(i) shall be endorsed to provide that:

(A) losses shall be adjusted and paid as provided in Section 10(a)(2); and

(B)
the Lessors are included as an additional insured, as their interests may appear (any obligation imposed upon the insured (including without limitation the liability to pay premiums) shall be the sole obligation of the Lessee and not that of the Lessors).

            (ii) The Lessee shall maintain bodily injury and property damage liability insurance (including product liability, completed operations and personal injury   insurance) covering claims arising out of the ownership, operation, maintenance, condition or use of the Transferred Property. The amount and other terms of such insurance shall be in accordance with Good Utility Practice. Any insurance carried in accordance with this Section 10(a)(1)(ii) shall be endorsed as provided in paragraph (B) of Section 10(a)(1)(i).

(2) Proceeds.

All insurance proceeds paid in respect of or pursuant to paragraphs (1) above shall (i) be applied as provided in Section 9(c) or (d), as the case may be, and (ii) be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings; subject, however, to any priority allocations of such proceeds to decontamination and debris removal set forth in the insurance policies or required under Applicable Law.

(b) Permitted Insurance. Nothing in this Section 10 shall prohibit the Lessee from placing at its expense insurance on or with respect to the cost of purchasing replacement power, naming the Lessee as insured and/or loss payee, unless such insurance would conflict with or otherwise limit the availability of insurance to be provided or maintained in accordance with Section 10(a). Nothing in this Section 10 shall prohibit the Lessors from placing at their expense other insurance on or with respect to the Transferred Property or the operation of the Transferred Property, naming the Lessors as insured and/or loss payees unless such insurance would conflict with or otherwise limit the insurance to be provided or maintained in accordance with Section 10(a).

Section 11.  Rights to Assign or Sublease.

(a) Assignment or Sublease by the Lessee. Without the prior written consent of the Lessors, the Lessee shall not assign, sublease, transfer or encumber (except for Permitted Liens) its leasehold interest in the Transferred Property under this Master Facility Lease. The Lessee shall not, without the prior written consent of the Lessors, part with the possession of, or suffer or allow to pass out of its possession, the Transferred Property, or any interest therein, except as expressly permitted by the provisions of this Master Facility Lease.

Section 12.   Purchase Option.

(a) Purchase Option. Provided that no Default or Event of Default shall have occurred and be continuing, the Lessee shall have the right at any time to purchase the portions of the Transferred Property listed on Exhibits A, B, C and D for a purchase price for such portion equal to the amounts shown on Exhibit A for OE Lessor property, Exhibit B for PP Lessor property, Exhibit C for CEI Lessor property and Exhibit D for TE Lessor property.

(b) Purchase of the Transferred Property; Payment, Etc. If the Lessee shall have elected to purchase any portion of the Transferred Property pursuant to Section 12(a), payment by the Lessee of the purchase price therefor may be made either in immediately available funds or by executing a promissory note, secured by a lien on such portion of the Transferred Property, payable to the respective Lessors, whereupon the Lessors shall transfer the appropriate portion of Transferred Property to the Lessee.

Section 13.  Events of Default.

The term “Event of Default” wherever used herein, shall mean any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law or Governmental Action):

(i) the Lessee shall fail to make, or cause to be made, any payment of Rent within 5 Business Days after the same shall become due; or

(ii) the Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under Section 7 or 11 of this Master Facility Lease; or

(iii) the Lessee shall fail to perform its agreements set forth in Section 5(a) hereof; or

(iv) the Lessee shall fail to perform or observe any covenant, condition, or agreement (other than those referred to in clauses (i) through (iii) above) to be performed or observed by it under this Master Facility Lease, and such failure shall continue for a period of 30 days after there shall have been given to the Lessee by the Lessors a notice specifying such failure and requiring it to be remedied; or

(v) any representation or warranty made by the Lessee in this Master Facility Lease or any agreement, document or certificate delivered by the Lessee in connection herewith shall prove to have been incorrect in any material respect when such representation or warranty was made or given and shall remain material and materially incorrect at the time in question; or

(vi) the Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days; or

(vii) final judgment for the payment of money in excess of $50,000,000 shall be rendered against the Lessee and the Lessee shall not have discharged the same or provided for its discharge in accordance with its terms or bonded the same or procured a stay of execution thereof within 60 days from the entry thereof; or

(viii) (1) the Lessee shall fail to pay where due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise any Debt if the principal amount (or equivalent) thereof is greater than $50,000,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (2) any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt.

Section 14.  Remedies.

(a) Remedies. Upon the occurrence of any Event of Default and so long as the same shall be continuing, the Lessors may, to the extent permitted by Applicable Law, exercise one or more of the following remedies, except as hereinbelow expressly otherwise set forth, as the Lessors in their sole discretion shall elect:

(i) the Lessors may declare this Master Facility Lease to be in default by written notice to such effect given to the Lessee, or may, by notice to the Lessee, rescind or terminate this Master Facility Lease;

(ii) the Lessors may (x) demand that the Lessee, and thereupon the Lessee shall, return possession of the Transferred Property promptly to the Lessors in the manner and condition required by, and otherwise in accordance with the provisions of, this Master Facility Lease as if the Transferred Property were being returned at the end of the Lease Term and the Lessors shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (y) enter upon the applicable site of the Transferred Property and take immediate possession of (to the exclusion of the Lessee) the Transferred Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

(iii) the Lessors may sell the Transferred Property or any part thereof, at public or private sale, as the Lessors may determine, free and clear of any rights of the Lessee in the Transferred Property and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto, in which event the Lessee’s obligation to pay Rent hereunder for periods commencing after the date of such sale shall be terminated;

(iv) the Lessors may hold, keep idle or lease to others all or any part of the Transferred Property, as the Lessors in their sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee’s obligation to pay Rent for periods commencing after the Lessee shall have been deprived of use of the Transferred Property pursuant to this clause (iv) shall be reduced by an amount equal to the net proceeds, if any, received by the Lessors from leasing the Transferred Property to any Person other than the Lessee for the same periods or any portion thereof; or

(v) the Lessors may exercise any other right or remedy that may be available to them under any Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

(b) No Release. No rescission or termination of this Master Facility Lease, in whole or in part, or repossession of the Transferred Property or exercise of any remedy under paragraph (a) of this Section 14 shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and the costs and expenses incurred by the Lessors by reason of the occurrence of any Event of Default or the exercise of the Lessors’ remedies with respect thereto. At any sale of the Transferred Property, or any part thereof pursuant to this Section 14, the Lessors may bid for and purchase such property.

(c) Remedies Cumulative. Except as expressly set forth therein, no remedy under paragraph (a) of this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under such paragraph (a) or otherwise available to the Lessors at law or in equity. No express or implied waiver by the Lessors of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessors in exercising any right granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessors shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessors to sell, lease or otherwise use the Transferred Property in mitigation of the Lessors’ damages as set forth in paragraph (a) of this Section 14 or which may otherwise limit or modify any of the Lessors’ rights and remedies provided in this Section 14.

(d) Exercise of Other Rights or Remedies. In addition to all other rights and remedies provided in this Section 14, the Lessors may exercise any other right or remedy that may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

Section 15.  Notices.

All communications and notices provided for in this Master Facility Lease shall be in writing and shall be given in person or by means of telex, fax, or other wire transmission, or mailed by registered or certified mail, addressed as follows. All such communications and notices given in such manner shall be effective on the date of receipt of such communication or notice.

(i)       If to Lessors, to:

OHIO EDISON COMPANY
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Telephone: 330-384-5100
Fax:  330-384-3866

Attention: Corporate Secretary

PENNSYLVANIA POWER COMPANY
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Telephone: 330-384-5100
Fax:  330-384-3866

Attention: Corporate Secretary

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Telephone: 330-384-5100

Fax:  330-384-3866

Attention: Corporate Secretary

THE TOLEDO EDISON COMPANY
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Telephone: 330-384-5100
Fax:  330-384-3866
                                   Attention: Corporate Secretary

                              (ii)  If to Lessee, to:

FIRSTENERGY GENERATION CORP.
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Telephone: 330-384-5100
Telecopier: 330-384-3866

Attention: Corporate Secretary

Section 16.  Successors and Assigns.

This Master Facility Lease, including all agreements, covenants, indemnities, representations and warranties, shall be binding upon and inure to the benefit of the Lessors and their successors and permitted assigns, and the Lessee and its successors and, to the extent permitted hereby, assigns.

Section 17.  Right to Perform for Lessee.

If the Lessee shall fail to make any payment of Rent to be made by it, or shall fail to perform or comply with any of its other agreements contained herein, the Lessors may, but shall not be obligated to, to the extent not prohibited by Applicable Law, tender such payment, or to the extent not prohibited by Applicable Law, effect such performance or compliance, and the amount of such payment, and the amount of all costs and expenses (including, without limitation, attorneys and other professionals fees and expenses) of the Lessors incurred in connection with such payment or in effecting such performance or compliance, together with interest thereon at the Prime Rate plus two percent (2%), shall be deemed additional Rent payable on demand.

Section 18.  Amendments and Miscellaneous.

(a) Amendments in Writing. The terms of this Master Facility Lease may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessors and the Lessee.

(b) Survival. (a) All indemnities, representations and warranties contained in this Master Facility Lease and in any agreement, document or certificate delivered pursuant hereto or in connection herewith shall survive, and continue in effect following, the execution and delivery of this Master Facility Lease and the expiration or other termination of this Master Facility Lease.

(2) The obligations of the Lessee under Sections 5, 14 and 17 hereof shall survive the expiration or termination of this Master Facility Lease. The extension of any applicable statute of limitations by the Lessors or the Lessee shall not affect such survival.

(c) Severability of Provisions. Any provision of this Master Facility Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(d) True Lease. This Master Facility Lease is intended as, and shall constitute, an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Transferred Property except as lessee only.

(e) Governing Law. This Master Facility Lease shall be governed by and construed in accordance with the law of the State of Ohio.

(f) Headings. The division of this Master Facility Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Master Facility Lease.

                  (g) Counterpart Execution. This Master Facility Lease may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

Section 19.  Special Termination.  This Master Lease may be terminated at any time with respect to Affected Property by the Company or by the trustee under the applicable Mortgage, or by a purchaser who acquires the Affected Property as a result of the exercise of remedies provided for under the applicable Mortgage in connection with a default thereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Master Facility Lease to be duly executed in Akron, Ohio, as of December 29, 2000 by an officer thereunto duly authorized.

Signed and acknowledged by FirstEnergy Generation Corp, in the presence of:	FIRSTENERGY GENERATION CORP.
By:
Arthur R. Garfield President

Signed and acknowledged by FirstEnergy Generation Corp, in the presence of:	OHIO EDISON COMPANY
By:
H. Peter Burg President

Signed and acknowledged by FirstEnergy Generation Corp, in the presence of:	PENNSYLVANIA POWER COMPANY
By:
H. Peter Burg Chairman of the Board

Signed and acknowledged by FirstEnergy Generation Corp, in the presence of:	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
By:
H. Peter Burg President

Signed and acknowledged by FirstEnergy Generation Corp, in the presence of:	THE TOLEDO EDISON COMPANY
By:
H. Peter Burg President

STATE OF OHIO         )
                                             ) ss.:
COUNTY OF SUMMIT  )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named FIRSTENERGY GENERATION CORP., by Arthur R. Garfield, as President, who acknowledged that he did sign the foregoing instrument on behalf of said Corporation by authority of its Board of Directors and that the same is the free act and deed of said Corporation and his free act and deed individually and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio as of this 29th day of December, 2000.

Notary Public My Commission Expires:

STATE OF OHIO         )
                                             ) ss.:
COUNTY OF SUMMIT  )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named OHIO EDISON COMPANY, by H. Peter Burg, as President, who acknowledged that he did sign the foregoing instrument on behalf of said Corporation by authority of its Board of Directors and that the same is the free act and deed of said Corporation and his free act and deed individually and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio as of this 29th day of December, 2000.

Notary Public My Commission Expires:

STATE OF OHIO         )
                                             ) ss.:
COUNTY OF SUMMIT  )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named PENNSYLVANIA POWER COMPANY, by H. Peter Burg, as Chairman of the Board, who acknowledged that he did sign the foregoing instrument on behalf of said Corporation by authority of its Board of Directors and that the same is the free act and deed of said Corporation and his free act and deed individually and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio as of this 29th day of December, 2000.

Notary Public My Commission Expires:

STATE OF OHIO         )
                                             ) ss.:
COUNTY OF SUMMIT  )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, by H. Peter Burg, as President, who acknowledged that he did sign the foregoing instrument on behalf of said Corporation by authority of its Board of Directors and that the same is the free act and deed of said Corporation and his free act and deed individually and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio as of this 29th day of December, 2000.

Notary Public My Commission Expires:

STATE OF OHIO         )
                                             ) ss.:
COUNTY OF SUMMIT  )

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named THE TOLEDO EDISON COMPANY, by H. Peter Burg, as President, who acknowledged that he did sign the foregoing instrument on behalf of said Corporation by authority of its Board of Directors and that the same is the free act and deed of said Corporation and his free act and deed individually and as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio as of this 29th day of December, 2000.

Notary Public My Commission Expires:
N

Appendix A

DEFINITIONS

        “Affected Property” shall mean that part of the Transferred Property which is subject to the lien of a Mortgage under which there exists a completed default.

“Applicable Law” shall mean all applicable laws, statues, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi-judicial tribunal (including those pertaining to health, safety, the environment or otherwise).

                  “Business Day” shall mean any day other than a Saturday or Sunday or other day on which banks in Akron, Ohio or New York, New York are authorized or obligated to be closed.

“Capital Improvement” shall mean (a) the addition, betterment or enlargement of any property constituting part of the Transferred Property or the replacement of any such property with other property, whether or not (i) such replacement property constitutes an enlargement or betterment of the property which it replaces, (ii) the cost of such addition, betterment, enlargement or replacement is or may be capitalized, or not charged to maintenance or repairs, or (iii) such addition, betterment or enlargement is or is not included or reflected in the plans and specifications for the Transferred Property, as built, and (b) any alternation, modification, addition or improvement to the Transferred Property, other than original, substitute or replacement parts incorporated into the Transferred Property.

“Event of Default” shall have the meaning set forth in Section 13 of the Facility Lease.

“Good Utility Practice” shall mean, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties and the requirements of governmental agencies of competent jurisdiction.

“Governmental Action” shall mean all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority.

“Governmental Authority” shall mean any Federal, state, county, municipal, foreign, international, regional or other governmental authority, agency, board, body, instrumentality or court.

“Lease Term” shall mean the term of the Master Facility Lease, which shall begin on January 1, 2001 and end December 31, 2020.

“Lease Termination Date” shall mean the date upon which the Master Facility Lease expires which shall be December 31, 2020.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Master Facility Lease” shall mean the Master Facility Lease, dated as of January 1, 2001, between FirstEnergy Generation Corp. and Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company.

“Mortgage” shall mean each of the mortgages listed on Exhibit E to the Master Facility Lease.

“Mortgage Requirement” shall mean with respect to any part of the Transferred Property, any obligation of the Lessors or other requirement with respect to that property imposed by a Mortgage, which constitutes a lien on that property.

                  “Permitted Liens” shall mean Liens for taxes either not yet due to which are being contested in good faith and by appropriate proceedings diligently conducted and any other Lien not caused by, or otherwise arising through or as a result of, action by, or the inaction of, the Lessee.

“Person” shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

“Prime Rate” shall mean the annual rate of interest publicly announced from time to time by The Bank of New York at its principal office in New York, New York as its prime or base lending rate. Any change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

“Transferred Property” shall mean the property identified on Exhibits A, B, C and D to the Master Facility Lease dated as of January 1, 2001, between FirstEnergy Services Corp. and Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company.

Exhibit A

Ohio Edison Company, Lessor

FirstEnergy Generation Corp., Lessee

Generating	Semiannual Rent	Purchase Price

Burger 3 - 100%	$770,500.	$10,000,000.
Burger 4 - 100%	1,001,650.	13,000,000.
Burger 5 - 100%	1,541,000.	20,000,000.
Edgewater 4 - 100%	539,350.	7,000,000.
Mansfield 1 - 60%	8,609,662.	111,741,239.
Mansfield 2 - 43.06%	7,687,308.	99,770,380.
Mansfield 3 - 49.34%	13,087,329.	169,855,017.
Sammis 1 - 100%	2,927,900.	38,000,000.
Sammis 2 - 100%	3,236,100.	42,000,000.
Sammis 3 - 100%	3,698,400.	48,000,000.
Sammis 4 - 100%	3,004,950.	39,000,000.
Sammis 5 - 100%	7,314,609.	94,933,273.
Sammis 6 - 100%	11,755,586.	152,570,878.
Sammis 7 - 48%	8,701,049.	112,927,308.
Burger Peaking	58,314.	756,834.
Edgewater Peaking	358,894.	4,657,935.
Mad River Peaking	535,035.	6,944,002.
Sammis Peaking	80,310.	1,042,307.
West Lorain Peaking	1,102,070.	14,303,307.

Total Semiannual Rent	$76,010,016.

Exhibit B

Pennsylvania Power Company, Lessor

FirstEnergy Generation Corp., Lessee

Generating	Semiannual Rent	Purchase Price

Mansfield 1 - 33.5%	$2,889,481.	$37,139,855.
Mansfield 2 - 9.36%	1,343,941.	17,274,312.
Mansfield 3 - 6.28%	2,261,805.	29,072,038.
Sammis 7 - 20.8%	3,247,317.	41,739,297.
Edgewater Peaking	5,561.	71,473.
Mad River Peaking	8,905.	114,465.

Total Semiannual Rent	$9,757,010.

Exhibit C

The Cleveland Electric Illuminating Company, Lessor

FirstEnergy Generation Corp., Lessee

Generating	Semiannual Rent	Purchase Price

Ashtabula C - 100%	$266,200.	$4,000,000.
Ashtabula 5 - 100%	1,663,750.	25,000,000.
Eastlake 1 - 100%	865,150.	13,000,000.
Eastlake 2 - 100%	798,600.	12,000,000.
Eastlake 3 - 100%	865,150.	13,000,000.
Eastlake 4 - 100%	1,650,937.	24,807,472.
Eastlake 5 - 100%	8,497,923.	127,692,304.
Lakeshore 18 - 100%	1,611,672.	24,217,463.
Mansfield 2 - 1.68%	93,150.	25,227,874.
Sammis 7 - 31.2%	3,711,091.	55,763,957.
Seneca - 100%	5,719,694.	85,945,809.
Eastlake Peaking	77,546.	1,165,228.
Lakeshore Peaking	92.	1,387.

Total Semiannual Rent	$25,820,955.

Exhibit D

The Toledo Edison Company, Lessor

FirstEnergy Generation Corp., Lessee

Generating	Semiannual Rent	Purchase Price

Bay Shore 1 - 100%	$1,176,823.	$17,696,587.
Bay Shore 2 - 100%	1,164,673.	17,513,875.
Bay Shore 3 - 100%	1,238,271.	18,620,623.
Bay Shore 4 - 100%	1,959,649.	29,468,406.
Bay Shore Peaking	136.	2,052.
Richland Peaking	307,721.	4,627,373.
Stryker Peaking	16,165.	243,079.

Total Semiannual Rent	$5,863,438.

Exhibit E
Mortgages

The Cleveland Electric Illuminating Company

Mortgage and Deed of Trust dated as of July 1, 1940 between The Cleveland Electric Illuminating Company and Guaranty Trust Company of New York, with The Chase Manhattan Bank as successor trustee.

Trustee Information:        The Chase Manhattan Bank
    Capital Markets Fiduciary Services
    450 West 33rd Street, 15th Floor
    New York, NY 10001-2697

Open-End Subordinate Indenture of Mortgage dated as of June 1, 1994 between The Cleveland Electric Illuminating Company and Bank One, Columbus, N. A. Note: This will be cancelled no later than December 31, 2000.

Trustee Information:        Bank One, Columbus, N.A.
    Corporate Trust Department
    1000 East Broad Street
    Columbus, OH 43275-0181

The Toledo Edison Company

Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 between The Toledo Edison Company and The Chase National Bank of the City of New York, with The Chase Manhattan Bank as successor trustee.

Trustee Information:        The Chase Manhattan Bank
    Capital Markets Fiduciary Services
    450 West 33rd Street, 15th Floor
    New York, NY 10001-2697

Open-End Subordinate Indenture of Mortgage dated as of June 1, 1994 between The Toledo Edison Company and Bank One, Columbus, N. A. Note: This will be cancelled no later than December 31, 2000.

Trustee Information:        Bank One, Columbus, N.A.
    Corporate Trust Department
    1000 East Broad Street
    Columbus, OH 43275-0181

Ohio Edison Company

Indenture dated as of August 1, 1930 between Ohio Edison Company and Bankers Trust Company, with The Bank of New York as successor trustee.

Trustee Information:        The Bank of New York
    Corporate Trust Department
    101 Barclay Street
    New York, NY 10286

General Mortgage Indenture and Deed of Trust dated as of January 1, 1998 between Ohio Edison Company and The Bank of New York as trustee.

Trustee Information:       The Bank of New York
    Corporate Trust Department
    101 Barclay Street
    New York, NY 10286

Pennsylvania Power Company

Indenture dated as of November 1, 1945 between Pennsylvania Power Company and The First National Bank of the City of New York, with Citibank, N.A. as successor trustee.

Trustee Information:        Citibank, N. A.
    Trust Department
    111 Wall Street, 14th Floor
    New York, NY 10043